Exhibit 99.1

Investor Contact:	Media Contact:
Mark Melnyk	Lauren George
407-613-3327	407-613-8431
mark.melnyk@hgv.com	lauren.george@hgv.com

FOR IMMEDIATE RELEASE

Hilton Grand Vacations Reports First Quarter 2021 Results

ORLANDO, Fla. (April 29, 2021) – Hilton Grand Vacations Inc. (NYSE:HGV) (“HGV” or “the Company”) today reports its first quarter 2021 results.

First Quarter 2021 Results1

•	Contract sales in the first quarter were $139 million.
•	Net Owner Growth (NOG) for the 12 months ended March 31, 2021, was (0.1)%.
•	Total revenues for the first quarter were $235 million compared to $351 million for the same period in 2020.
•	Total revenues were affected by deferrals of $32 million and $47 million in the current period and the same period in 2020, respectively.
•	Net loss for the first quarter was ($7) million compared to $8 million net income for the same period in 2020.
•	Net (loss) income was affected by net deferrals of $18 million and $27 million for the current period and the same period in 2020, respectively.
•	Diluted EPS for the first quarter was ($0.08) compared to $0.09 for the same period in 2020.
•	Diluted EPS was affected by net deferrals of $18 million and $27 million, or $0.21 and $0.31 per share in the current period and the same period in 2020, respectively.
•	Adjusted EBITDA for the first quarter was $42 million compared to $33 million for the same period in 2020.
•	Adjusted EBITDA was affected by net deferrals of $18 million and $27 million in the current period and the same period in 2020, respectively.
•

In addition to the adverse impact from the closure of HGV sales centers and resort operations, the COVID-19 pandemic had the following impacts on total revenues, net loss, diluted EPS and Adjusted EBITDA for the first quarter:

•

$4 million or $0.05 per share benefit from government assistance from Japan and an employee retention credit granted under the CARES Act, primarily related to payments made to employees as a result of operational closures caused by the COVID-19 pandemic.

“2021 introduced a wave of optimism fueled by the rollout of vaccines and an increasingly positive outlook for leisure travel, which was reflected in another quarter of sequential improvement at HGV,” said Mark Wang, president and CEO of Hilton Grand Vacations. “Our performance ramped into a strong spring break travel season, and that trend has continued into April. This momentum makes us confident in the continued leisure travel recovery as we move through this year, and it underscores our confidence in our recently announced acquisition of Diamond Resorts, which remains on track for a summer transaction close.”

[1]

The Company’s current period results and prior year results include impacts related to deferrals of revenues and direct expenses related to the Sales of VOIs under construction that are recognized when construction is complete. These impacts are reflected in the sub-bullets.

COVID-19 Update

The COVID-19 pandemic has created an unprecedented and challenging environment. The Company’s current focus is on taking critical actions that are aimed at keeping the Company in a sound position from an operational, liquidity, credit access, and compliance perspective for a strong recovery when the impact of COVID-19 subsides. Management will continue to assess the evolving COVID-19 pandemic, including the various government mandates and orders that impact the re-opening of its properties and any new recommended or required business practices, and will take additional actions as appropriate.

As of March 31, 2021, the Company has approximately 80% of its resorts and nearly all its sales centers open and operating. However, some of HGV’s resorts and sales centers are operating in markets with capacity constraints and subject to various safety measures, which are impacting consumer demand for resorts in those markets. As HGV responds to changes in tour flow, the Company intends to adjust its sales operations accordingly, while complying with all applicable social distancing rules and its own safety measures.

While HGV plans to continue to re-open its resorts and resume business as conditions permit, the pandemic continues to be unprecedented and rapidly changing, and has unknown duration and severity. Further, various state and local government officials may issue new or revised orders that are different than current ones under which the Company is operating.

Accordingly, there remains significant uncertainty as to the degree of impact and duration of the conditions stemming from the ongoing pandemic on the Company’s revenues, net income (loss) and other operating results, as well as its business and operations generally.

Overview

For the quarter ended March 31, 2021, diluted EPS was ($0.08) compared to $0.09 for the quarter ended March 31, 2020. Net loss and Adjusted EBITDA were ($7) million and $42 million, respectively, for the quarter ended March 31, 2021, compared to net income and Adjusted EBITDA of $8 million and $33 million, respectively, for the quarter ended March 31, 2020. Total revenues for the quarter ended March 31, 2021, were $235 million compared to $351 million for the quarter ended March 31, 2020.

Net loss and Adjusted EBITDA for the quarter ended March 31, 2021, included a net deferral of $18 million relating to sales made at Ocean Tower Phase II, Maui Bay Villas and The Beach Resort Sesoko projects, which were under construction during the period. The Company anticipates recognizing the revenues and expenses related to these deferrals as the associated projects are completed.

Segment Highlights – First Quarter 2021

Real Estate Sales and Financing

For the quarter ended March 31, 2021, Real Estate Sales and Financing segment revenues were $123 million, a decrease of 40.3% compared to the quarter ended March 31, 2020. Real Estate Sales and Financing segment Adjusted EBITDA and Adjusted EBITDA profit margin were $27 million and 22.0%, respectively, for the quarter ended March 31, 2021, compared to $15 million and 7.3%, respectively, for the quarter ended March 31, 2020. Real Estate Sales and Financing results in the first quarter of 2021 weakened due to a decrease in contract sales related to the ongoing impact of the COVID-19 pandemic on travel demand, along with ongoing related travel disruptions in several markets. As of March 31, 2021, the Company had re-opened approximately 80% of its resorts and nearly all its sales centers.

Real Estate Sales and Financing segment Adjusted EBITDA reflect the $18 million of net deferrals related to Ocean Tower Phase II, Maui Bay Villas and The Beach Resort Sesoko projects for the quarter ended March 31, 2021, and $27 million net deferrals related to The Central at 5th by Hilton Club and Ocean Tower Phase II projects for the quarter ended March 31, 2020.

Contract sales for the quarter ended March 31, 2021, decreased 43.0% to $139 million compared to the quarter ended March 31, 2020. For the quarter ended March 31, 2021, tours decreased 58.3% and VPG increased 32.5% compared to the quarter ended March 31, 2020. For the quarter ended March 31, 2021, fee-for-service contract sales represented 40.3% of contract sales compared to 53.3% for the quarter ended March 31, 2020.

Financing revenues for the quarter ended March 31, 2021 decreased by $7 million compared to the quarter ended March 31, 2020. This was driven by an 16.2% decrease in the net timeshare financing receivables portfolio offset by a 7 bps increase in the weighted average interest rate the Company receives on the portfolio compared to the same period in the prior year.

Resort Operations and Club Management

For the quarter ended March 31, 2021, Resort Operations and Club Management segment revenue was $80 million, a decrease of 23.1% compared to the quarter ended March 31, 2020. Resort Operations and Club Management segment Adjusted EBITDA and Adjusted EBITDA profit margin were $42 million and 52.5%, respectively, for the quarter ended March 31, 2021, compared to $55 million and 52.9%, respectively, for the quarter ended March 31, 2020. Compared to the prior-year period, Resort Operations and Club Management results in the first quarter of 2021 decreased primarily due to a decrease in rental and ancillary services revenue related to the ongoing impact of the COVID-19 pandemic on travel demand, driven primarily by a reduction in usage-related fees from Club Members.

Inventory

The estimated contract sales value of the Company’s total pipeline is approximately $10 billion at current pricing.

The total pipeline includes approximately $4 billion of sales relating to inventory that is currently available for sale at open or soon-to-open projects. The remaining $6 billion of sales is inventory at new or existing projects that will become available for sale in the future upon registration, delivery or construction.

Owned inventory represents 80% of the Company’s total pipeline. Approximately 37% of the owned inventory pipeline is currently available for sale.

Fee-for-service inventory represents 20% of the Company’s total pipeline. Approximately 66% of the fee-for-service inventory pipeline is currently available for sale.

With 32% of the pipeline consisting of just-in-time inventory and 20% consisting of fee-for-service inventory, capital-efficient inventory represents 52% of the Company’s total pipeline.

Balance Sheet and Liquidity

Total cash and cash equivalents were $505 million as of March 31, 2021, including $105 million of restricted cash.

As of March 31, 2021, the Company had $1.156 billion of corporate debt, net outstanding with a weighted average interest rate of 4.44% and $698 million of non-recourse debt, net outstanding with a weighted average interest rate of 3.17%.

As of March 31, 2021, the Company’s liquidity position consisted of $400 million of unrestricted cash and available capacity of $139 million on the Revolving Credit Facility and $450 million on the Timeshare Facility.

Free cash flow was $57 million for the quarter ended March 31, 2021, compared to $45 million for the same period in the prior year. Adjusted free cash flow was $3 million for the quarter ended March 31, 2021, compared to $182 million for the same period in the prior year. Adjusted free cash flow for Q1 2021 includes add-backs of $15 million related to the recently announced acquisition.

As of March 31, 2021, the Company’s first lien net leverage ratio for covenant purposes was 2.75 and its interest coverage ratio for covenant purposes was 3.58.

Planned Acquisition

On March 10, 2021, the Company and its wholly-owned subsidiary Hilton Grand Vacations Borrower LLC entered into an Agreement and Plan of Merger (“Merger Agreement”) with Dakota Holdings, Inc. (“Diamond”), which is controlled by the investment funds and vehicles managed by affiliates of Apollo Global Management Inc. (“Apollo”) and certain stockholders of Diamond, under which HGV agreed to acquire Diamond, in a stock transaction with an equity fair value of approximately $1.4 billion as of that date. Under the Merger Agreement, Apollo and other Diamond stockholders are expected to receive approximately 34.5 million shares of HGV’s common stock, par value $0.01 per share, subject to customary adjustments. Upon transaction close, existing HGV shareholders are expected to own approximately 72% of the combined company and Apollo is expected to own approximately 28% of the combined company. The transaction has been approved by the Board of Directors for both companies. Consummation of this transaction is subject to customary conditions, including approval from shareholders of both us and Diamond, receipt of any required regulatory approvals and other customary closing conditions.

The Company intends to finance the transaction through a combination of cash on hand, assumption of debt and incremental debt financing. The transaction is anticipated to close during the summer of 2021.

Total Construction Deferrals and/or Recognitions Included in Results Reported Under Accounting Standards Codification Topic 606 (“ASC 606”)

The Company’s Adjusted EBITDA as reported under ASC 606 includes construction-related recognitions and deferrals of revenues and related expenses as detailed in Table T-1. Under ASC 606, the Company defers revenues and related expenses pertaining to sales at projects that occur during periods when that project is under construction until the period when construction is completed.

Total Construction Recognitions (Deferrals)

	Three Months Ended March 31,
($ in millions)	2021	2020
Sales of VOIs (deferrals)	$(32)	$(47)
Sales of VOIs recognitions	—	—
Net Sales of VOIs (deferrals) recognitions	(32)	(47)
Cost of VOI sales (deferrals)(2)	(10)	(13)
Cost of VOI sales recognitions	—	—
Net Cost of VOI sales (deferrals) recognitions(2)	(10)	(13)
Sales and marketing expense (deferrals)	(4)	(7)
Sales and marketing expense recognitions	—	—
Net Sales and marketing expense (deferrals) recognitions	(4)	(7)
Net construction (deferrals) recognitions (1)	$(18)	$(27)

	2021
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net (loss) income	$(7)	$—	$—	$—	$(7)
Interest expense	15	—	—	—	15
Income tax (benefit) expense	(6)	—	—	—	(6)
Depreciation and amortization	11	—	—	—	11
Interest expense and depreciation and amortization included in equity in earnings (losses) from unconsolidated affiliates	1	—	—	—	1
EBITDA	14	—	—	—	14
Other loss (gain), net	1	—	—	—	1
Share-based compensation expense	4	—	—	—	4
Impairment expense	1	—	—	—	1
Other adjustment items(3)	22	—	—	—	22
Adjusted EBITDA	$42	$—	$—	$—	$42

NET CONSTRUCTION DEFERRAL ACTIVITY
Sales of VOIs, net	$(32)	$—	$—	$—	$(32)
Cost of VOI sales(2)	(10)	—	—	—	(10)
Sales, marketing, general and administrative expense	(4)	—	—	—	(4)
Net construction deferrals	$(18)	$—	$—	$—	$(18)

(1)	The table represents deferrals and recognitions of Sales of VOI revenue and direct costs for properties under construction for the three months ended March 31, 2021 and 2020.
(2)	Includes anticipated Costs of VOI sales related to inventory associated with Sales of VOIs under construction that will be acquired under a just-in-time arrangement once construction is complete.
(3)

For the three months ended March 31, 2021, this amount includes $15 million of acquisition costs associated with the recently announced acquisition of Diamond, $4 million of costs associated with restructuring, and $3 million of other one-time charges, and non-cash items. For the three months ended March 31, 2020, this amount includes costs associated with restructuring, one-time charges, and other non-cash items.

	2020
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net income (loss)	$8	$(48)	$(7)	$(154)	(201)
Interest expense	10	12	10	11	43
Income tax expense (benefit)	1	(8)	(5)	(67)	(79)
Depreciation and amortization	12	11	11	11	45
Interest expense and depreciation and amortization included in equity in earnings (losses) from unconsolidated affiliates	1	—	1	—	2
EBITDA	32	(33)	10	(199)	(190)
Other (gain) loss, net	(2)	3	(1)	(3)	(3)
Share-based compensation expense(1)	(2)	6	6	5	15
Impairment expense	—	—	—	209	209
Other adjustment items(2)	5	5	4	12	26
Adjusted EBITDA	$33	$(19)	$19	$24	$57

NET CONSTRUCTION DEFERRAL ACTIVITY
Sales of VOIs, net	$(47)	$(4)	$(13)	$(21)	$(85)
Cost of VOI sales(3)	(13)	—	(4)	(6)	(23)
Sales, marketing, general and administrative expense	(7)	(1)	(1)	(4)	(13)
Net construction deferrals	$(27)	$(3)	$(8)	$(11)	$(49)

(1)

In the first quarter 2020, the company determined that the performance conditions for its 2018, 2019, and 2020 Performance RSUs were improbable of achievement. Therefore, we reversed $8 million of share-based compensation expense recognized in prior years and ceased accruing expenses related to Performance RSUs granted in 2018, 2019, and 2020. In December 2020, the Compensation Committee of the Board of Directors (“Compensation Committee”) approved an amendment to the 2018 Performance RSUs.  As a result of the amendment, HGV recognized compensation expense of $2 million based on the number of Performance RSUs vested and the performance conditions for the 2018 Performance RSU awards.

(2)	For the three months ended March 31, 2020, these amounts include costs associated with restructuring, one-time charges and other non-cash items.
(3)	Includes anticipated Costs of VOI sales related to inventory associated with Sales of VOIs under construction that will be acquired under a just-in-time arrangement once construction is complete.

Conference Call

Hilton Grand Vacations will host a conference call on April 29, 2021, at 11 a.m. (EST) to discuss first quarter results.

To access the live teleconference, please dial 1-877-407-0784 in the U.S./Canada (or +1-201-689-8560 internationally) approximately 15 minutes prior to the teleconference’s start time. A live webcast will also be available by logging onto the HGV Investor Relations website at https://investors.hgv.com.

In the event of audio difficulties during the call on the toll-free number, participants are advised that accessing the call using the +1-201-689-8560 dial-in number may bypass the source of audio difficulties.

A replay will be available within 24 hours after the teleconference’s completion through May 7, 2021. To access the replay, please dial 1-844-512-2921 in the U.S. (+1-412-317-6671 internationally) using ID# 13714033. A webcast replay and transcript will also be available within 24 hours after the live event at https://investors.hgv.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements convey management’s expectations as to HGV’s future, and are based on management’s beliefs, expectations, assumptions and such plans, estimates, projections and other information available to management at the time HGV makes such statements. Forward-looking statements include all statements that are not historical facts, including those related to the proposed Merger (defined below) and HGV’s revenues, earnings, cash flow and operations, and may be identified by terminology such as the words “outlook,” “believe,” “expect,” “potential,” “goal,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “projects,” predicts,” “intends,” “plans,” “estimates,” “anticipates” “future,” “guidance,” “target,” or the negative version of these words or other comparable words.

HGV cautions you that forward-looking statements involve known and unknown risks, uncertainties and other factors, including those that are beyond HGV’s control, that may cause its actual results, performance or achievements to be materially different from the future results. Factors that could cause HGV’s actual results to differ materially from those contemplated by its forward-looking statements include: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement HGV entered into to acquire Dakota Holdings, Inc. (the “Merger”); the inability to complete the proposed Merger due to the failure to obtain stockholder approval for the proposed Merger or the failure to satisfy other conditions to completion of the proposed Merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; risks related to disruption of management’s attention from HGV’s ongoing business operations due to the transaction; the effect of the announcement of the proposed Merger on HGV’s relationships, operating results and business generally; the risk that the proposed Merger will not be consummated in a timely manner; exceeding the expected costs of the Merger; the material impact of the COVID-19 pandemic on HGV’s business, operating results, and financial condition; the extent and duration of the impact of the COVID-19 pandemic on global economic conditions; HGV’s ability to meet its liquidity needs; risks related to HGV’s indebtedness; inherent business risks, market trends and competition within the timeshare and hospitality industries; HGV’s ability to successfully source inventory and market, sell and finance VOIs; default rates on HGV’s financing receivables; the reputation of and HGV’s ability to access Hilton brands and programs, including the risk of a breach or termination of HGV’s license agreement with Hilton; compliance with and changes to United States and global laws and regulations, including those related to anti-corruption and privacy; risks related to HGV’s acquisitions, joint ventures, and other partnerships; HGV’s dependence on third-party development activities to secure just-in-time inventory; the performance of our information technology systems and HGV’s ability to maintain data security; regulatory proceedings or litigation; adequacy of HGV’s workforce to meet its business and operation needs; HGV’s ability to attract and retain key executives and employees with skills and capacity to meet its needs; and natural disasters or adverse geo-political conditions. Any one or more of the foregoing factors could adversely impact HGV’s operations, revenue, operating margins, financial condition and/or credit rating.

For a more detailed discussion of these factors, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in HGV’s most recent Annual Report on Form 10-K filed with the SEC on March 1, 2021, and may be updated from time to time in HGV’s annual reports, quarterly reports, current reports and other filings HGV makes with the SEC.

HGV’s forward-looking statements speak only as of the date of this communication or as of the date they are made. HGV disclaims any intent or obligation to update any “forward looking statement” made in this communication to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Additional Information about the Proposed Transaction and Where to Find It

This press release may be deemed solicitation material in respect of the proposed Merger. In connection with the proposed Merger transaction, HGV has filed with the SEC a preliminary proxy statement and other documents regarding the proposed Merger, and plans to file with the SEC a definitive proxy statement as well as other documents regarding the proposed Merger. This press release does not constitute a solicitation of any vote or approval. Stockholders are urged to read the preliminary proxy statement, the definitive proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed Merger or incorporated by reference in the proxy statement because they will contain important information about the proposed Merger.

Investors may obtain free of charge the preliminary proxy statement, definitive proxy statement when it becomes available, and other documents filed with the SEC at the SEC’s website at https://www.sec.gov. In addition, the proxy statement and HGV’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnish pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 are available free of charge through HGV’s website at https://investors.hgv.com/ as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

The directors, executive officers and certain other members of management and employees of HGV may be deemed “participants” in the solicitation of proxies from stockholders of HGV in favor of the proposed Merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of HGV in connection with the proposed Merger can be found in the preliminary proxy statement and the other relevant documents that will be filed with the SEC. You can find information about HGV’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in its definitive proxy statement for the 2021 annual meeting of stockholders filed with the SEC on Schedule 14A on March 26, 2021.

Non-GAAP Financial Measures

The Company refers to certain non-GAAP financial measures in this press release, including EBITDA, Adjusted EBITDA, EBITDA profit margin, Adjusted EBITDA profit margin, free cash flow and adjusted free cash flow. Please see the tables in this press release and “Definitions” for additional information and reconciliations of such non-GAAP financial measures.

About Hilton Grand Vacations Inc.

Hilton Grand Vacations Inc. (NYSE:HGV) is recognized as a leading global timeshare company. With headquarters in Orlando, Florida, Hilton Grand Vacations develops, markets and operates a system of brand-name, high-quality vacation ownership resorts in select vacation destinations. The Company also manages and operates two innovative club membership programs: Hilton Grand Vacations Club® and The Hilton Club®, providing exclusive exchange, leisure travel and reservation services for nearly 330,000 club members. For more information, visit www.hiltongrandvacations.com.

HILTON GRAND VACATIONS INC.

DEFINITIONS

EBITDA and Adjusted EBITDA

EBITDA, presented herein, is a financial measure that is not recognized under U.S. GAAP that reflects net income (loss), before interest expense (excluding non-recourse debt), a provision for income taxes and depreciation and amortization.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with: (i) other gains, including asset dispositions and foreign currency translations; (ii) debt restructurings/retirements; (iii) non-cash impairment losses; (iv) share-based and other compensation expenses; and (v) other items, including but not limited to costs associated with acquisitions, restructuring and other non-cash and one-time charges.

EBITDA profit margin, presented herein, represents EBITDA, as previously defined, divided by total revenues.  Adjusted EBITDA profit margin, presented herein, represents Adjusted EBITDA, as previously defined, divided by total revenues.

EBITDA and Adjusted EBITDA are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, our definitions of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

HGV believes that EBITDA and Adjusted EBITDA provide useful information to investors about us and our financial condition and results of operations for the following reasons: (i) EBITDA and Adjusted EBITDA are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions; and (ii) EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss), cash flow or other methods of analyzing our results as reported under U.S. GAAP. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•

EBITDA and Adjusted EBITDA do not reflect our interest expense (excluding interest expense on non-recourse debt), or the cash requirements necessary to service interest or principal payments on our indebtedness;

•	EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes;
•	EBITDA and Adjusted EBITDA do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•	EBITDA and Adjusted EBITDA do not reflect the effect on earnings or changes resulting from matters that we consider not to be indicative of our future operations;
•	EBITDA and Adjusted EBITDA do not reflect any cash requirements for future replacements of assets that are being depreciated and amortized; and
•	EBITDA and Adjusted EBITDA may be calculated differently from other companies in our industry limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as measures of cash that will be available to us to meet our obligations.

Free Cash Flow and Adjusted Free Cash Flow

Free Cash Flow represents cash from operating activities less non-inventory capital spending.

Adjusted Free Cash Flow represents free cash flow further adjusted to exclude net non-recourse debt activities and other one-time adjustment items including, but not limited to, costs associated with acquisitions.

We consider Free Cash Flow and Adjusted Free Cash Flow to be liquidity measures not recognized under U.S. GAAP that provides useful information to both management and investors about the amount of cash generated by operating activities that can be used for investing and financing activities, including strategic opportunities and debt service.  We do not believe these non-GAAP measures to be a representation of how we will use excess cash.

Real Estate Metrics

Contract sales represents the total amount of vacation ownership interval (“VOI”) products (fee-for-service and developed) under purchase agreements signed during the period where we have received a down payment of at least 10 percent of the contract price. Contract sales differ from revenues from the Sales of VOIs, net that we report in our consolidated statements of operations due to the requirements for revenue recognition, as well as adjustments for incentives. We consider contract sales to be an important operating measure because it reflects the pace of sales in our business and is used to manage the performance of the sales organization.  While the presentation of contract sales on a combined basis (fee-for-service and developed) is most appropriate for the purpose of the operating metric, additional information regarding the split of contract sales, included in “—Real Estate” below, is useful for investors who are interested in the underlying capital structures of the Company’s projects. See Note 2: Basis of Presentation and Summary of Significant Accounting Policies in our audited consolidated financial statements included in Item 8 in our Annual Report on form 10-K for the year ended December 31, 2020, for additional information on Sales of VOI, net.

Developed Inventory refers to VOI inventory that is sourced from projects the Company develops.

Fee-for-Service Inventory refers to VOI inventory HGV sells and manages on behalf of third-party developers.

Just-in-Time Inventory refers to VOI inventory primarily sourced in transactions that are designed to closely correlate the timing of the acquisition with HGV’s sale of that inventory to purchasers.

NOG or Net Owner Growth represents the year-over-year change in membership.

Real estate profit represents sales revenue less the cost of VOI sales and sales and marketing costs, net of marketing revenue. Real estate profit margin is calculated by dividing real estate profit by sales revenue. The Company considers this to be an important operating measure because it measures the efficiency of our sales and marketing spending and management of inventory costs.

Sales revenue represents Sale of VOIs, net and commissions and brand fees earned from the sale of fee-for-service intervals.

Tour flow represents the number of sales presentations given at HGV’s sales centers during the period.

Volume per guest (“VPG”) represents the sales attributable to tours at HGV’s sales locations and is calculated by dividing contract sales, excluding telesales, by tour flow. The Company considers VPG to be an important operating measure because it measures the effectiveness of HGV’s sales process, combining the average transaction price with closing rate.

HILTON GRAND VACATIONS INC.

FINANCIAL TABLES

CONDENSED CONSOLIDATED BALANCE SHEETS	T-2
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	T-3
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	T-4
FREE CASH FLOWS RECONCILIATION	T-5
SEGMENT REVENUE RECONCILIATION	T-6
SEGMENT EBITDA AND ADJUSTED EBITDA TO NET (LOSS) INCOME	T-7
REAL ESTATE SALES PROFIT DETAIL SCHEDULE	T-8
CONTRACT SALES MIX BY TYPE SCHEDULE	T-9
FINANCING PROFIT DETAIL SCHEDULE	T-10
RESORT AND CLUB PROFIT DETAIL SCHEDULE	T-11
RENTAL AND ANCILLARY PROFIT DETAIL SCHEDULE	T-12
REAL ESTATE SALES AND FINANCING SEGMENT ADJUSTED EBITDA	T-13
RESORT AND CLUB MANAGEMENT SEGMENT ADJUSTED EBITDA	T-14

HILTON GRAND VACATIONS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except share data)

	March 31,	December 31,
	2021	2020
	(unaudited)
ASSETS
Cash and cash equivalents	$400	$428
Restricted cash	105	98
Accounts receivable, net	111	119
Timeshare financing receivables, net	940	974
Inventory	720	702
Property and equipment, net	501	501
Operating lease right-of-use assets, net	48	52
Investments in unconsolidated affiliates	53	51
Intangible assets, net	80	81
Land and infrastructure held for sale	41	41
Other assets	115	87
TOTAL ASSETS	$3,114	$3,134
LIABILITIES AND EQUITY
Liabilities:
Accounts payable, accrued expenses and other	$260	$252
Advanced deposits	114	117
Debt, net	1,156	1,159
Non-recourse debt, net	698	766
Operating lease liabilities	63	67
Deferred revenues	336	262
Deferred income tax liabilities	118	137
Total liabilities	2,745	2,760

Equity:
Preferred stock, $0.01 par value; 300,000,000 authorized shares, none issued or outstanding as of March 31, 2021 and December 31, 2020	—	—
Common stock, $0.01 par value; 3,000,000,000 authorized shares, 85,537,477 and 85,205,012 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	1	1
Additional paid-in capital	194	192
Accumulated retained earnings	174	181
Total equity	369	374
TOTAL LIABILITIES AND EQUITY	$3,114	$3,134

HILTON GRAND VACATIONS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except share data)

	Three Months Ended March 31,
	2021	2020
Revenues
Sales of VOIs, net	$33	$56
Sales, marketing, brand and other fees	53	106
Financing	37	44
Resort and club management	45	44
Rental and ancillary services	32	52
Cost reimbursements	35	49
Total revenues	235	351
Expenses
Cost of VOI sales	3	14
Sales and marketing	82	157
Financing	13	13
Resort and club management	8	12
Rental and ancillary services	31	37
General and administrative	36	21
Depreciation and amortization	11	12
License fee expense	14	22
Impairment expense	1	—
Cost reimbursements	35	49
Total operating expenses	234	337
Interest expense	(15)	(10)
Equity in earnings from unconsolidated affiliates	2	3
Other gain (loss), net	(1)	2
(Loss) Income before income taxes	(13)	9
Income tax benefit (expense)	6	(1)
Net (loss) income	$(7)	$8
(Loss) Earnings per share:
Basic	$(0.08)	$0.09
Diluted	$(0.08)	$0.09

HILTON GRAND VACATIONS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Three Months Ended March 31,
	2021	2020
Operating Activities
Net (loss) income	$(7)	$8
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	11	12
Amortization of deferred financing costs, contract costs and other	6	4
Provision for financing receivables losses	16	37
Impairment expense	1	—
Other loss (gain), net	1	(2)
Share-based compensation	4	(2)
Deferred income tax benefit	(21)	(8)
Equity in earnings from unconsolidated affiliates	(2)	(3)
Net changes in assets and liabilities:
Accounts receivable, net	8	16
Timeshare financing receivables, net	19	(3)
Inventory	(14)	(10)
Purchases and development of real estate for future conversion to inventory	(6)	(5)
Other assets	(27)	(42)
Accounts payable, accrued expenses and other	2	(42)
Advanced deposits	(3)	2
Deferred revenues	74	91
Net cash provided by operating activities	62	53
Investing Activities
Capital expenditures for property and equipment	(1)	(3)
Software capitalization costs	(4)	(5)
Net cash used in investing activities	(5)	(8)
Financing Activities
Issuance of debt	—	495
Issuance of non-recourse debt	—	195
Repayment of debt	(2)	(57)
Repayment of non-recourse debt	(69)	(58)
Debt issuance costs	(3)	—
Repurchase and retirement of common stock	—	(10)
Payment of withholding taxes on vesting of restricted stock units	(5)	(2)
Proceeds from stock option exercises	2	—
Other financing activity	(1)	(1)
Net cash (used in) provided by financing activities	(78)	562
Net (decrease) increase in cash, cash equivalents and restricted cash	(21)	607
Cash, cash equivalents and restricted cash, beginning of period	526	152
Cash, cash equivalents and restricted cash, end of period	$505	$759

HILTON GRAND VACATIONS INC.

FREE CASH FLOW RECONCILIATION

(in millions)

	Three Months Ended March 31,
	2021	2020
Net cash provided by operating activities	$62	$53
Capital expenditures for property and equipment	(1)	(3)
Software capitalization costs	(4)	(5)
Free Cash Flow	57	45
Non-recourse debt activity, net	(69)	137
Other adjustment items(1)	15	—
Adjusted Free Cash Flow	$3	$182

(1)	For the three months ended March 31, 2021, this amount includes $15 million of acquisition costs associated with the recently announced acquisition of Diamond.

HILTON GRAND VACATIONS INC.

SEGMENT REVENUE RECONCILIATION

(in millions)

	Three Months Ended March 31,
	2021	2020
Revenues:
Real estate sales and financing	$123	$206
Resort operations and club management	80	104
Total Segment revenues	203	310
Cost reimbursements	35	49
Intersegment eliminations	(3)	(8)
Total revenues	$235	$351

HILTON GRAND VACATIONS INC.

SEGMENT EBITDA AND ADJUSTED EBITDA TO NET (LOSS) INCOME

(in millions)

	Three Months Ended March 31,
	2021	2020
Net (loss) income	$(7)	$8
Interest expense	15	10
Income tax (benefit) expense	(6)	1
Depreciation and amortization	11	12
Interest expense and depreciation and amortization included in equity in earnings from unconsolidated affiliates	1	1
EBITDA	14	32
Other loss (gain), net	1	(2)
Share-based compensation expense(1)	4	(2)
Impairment expense	1	—
Other adjustment items(2)	22	5
Adjusted EBITDA	$42	$33

Segment Adjusted EBITDA:
Real estate sales and financing(3)	$27	$15
Resort operations and club management(3)	42	55
Adjustments:
Adjusted EBITDA from unconsolidated affiliates	3	4
License fee expense	(14)	(22)
General and administrative(4)	(16)	(19)
Adjusted EBITDA	$42	$33
Adjusted EBITDA profit margin	17.9%	9.4%
EBITDA profit margin	6.0%	9.1%

(1)

For the three months ended March 31 ,2021 w recognized share-based compensation expense of $4 million. For the three months ended March, 31, 2020, we recognized a credit to share-based compensation expense of $2 million due to the reversal of $8 million of expense recognized in prior years related to our Performance RSUs which were not expected to achieve certain performance targets.

(2)

For the three months ended March 31, 2021 this amount includes $15 million of acquisition costs associated with the pending acquisition of Diamond, $4 million of costs associated with restructuring, and $3 million of other one-time charges and non-cash items.

(3)	Includes intersegment transactions, share-based compensation, depreciation and other adjustments attributable to the segments.
(4)	Excludes segment related share-based compensation, depreciation and other adjustment items.

HILTON GRAND VACATIONS INC.

REAL ESTATE SALES PROFIT DETAIL SCHEDULE

(in millions, except Tour Flow and VPG)

	Three Months Ended March 31,
	2021	2020
Tour flow	27,948	66,965
VPG	$4,647	$3,506
Owned contract sales mix	59.7%	46.7%
Fee-for-service contract sales mix	40.3%	53.3%

Contract sales	$139	$244
Adjustments:
Fee-for-service sales(1)	(56)	(130)
Provision for financing receivables losses	(16)	(37)
Reportability and other:
Net deferral of sales of VOIs under construction(2)	(32)	(47)
Fee-for-service sale upgrades, net	2	8
Other(3)	(4)	18
Sales of VOIs, net	$33	$56

Sales, marketing, brand and other fees	$53	$106
Less:
Marketing revenue and other fees	21	25
Commissions and brand fees	32	81
Sales of VOIs, net	33	56
Sales revenue	65	137
Less:
Cost of VOI sales	3	14
Sales and marketing expense, net(4)	59	125
Real estate profit (loss)	$3	$(2)
Real estate profit margin	4.6%	(1.5)%

(1)	Represents contract sales from fee-for-service properties on which the Company earns commissions and brand fees.
(2)	Represents the net impact of deferred revenues related to the Sales of VOIs under construction that are recognized when construction is complete.
(3)	Includes adjustments for revenue recognition, including amounts in rescission and sales incentives.
(4)	Includes revenue recognized through our marketing programs for existing owners and prospective first-time buyers and revenue associated with sales incentives and document compliance.

HILTON GRAND VACATIONS INC.

CONTRACT SALES MIX BY TYPE SCHEDULE

	Three Months Ended March 31,
	2021	2020
Just-in-time Contract Sales Mix	28%	25%
Fee-For-Service Contract Sales Mix	40%	53%
Total Capital-Efficient Contract Sales Mix	68%	78%

HILTON GRAND VACATIONS INC.

FINANCING PROFIT DETAIL SCHEDULE

(in millions)

	Three Months Ended March 31,
	2021	2020
Interest income	$31	$38
Other financing revenue	6	6
Financing revenue	37	44
Consumer financing interest expense	7	7
Other financing expense	6	6
Financing expense	13	13
Financing profit	$24	$31
Financing profit margin	64.9%	70.5%

HILTON GRAND VACATIONS INC.

RESORT AND CLUB PROFIT DETAIL SCHEDULE

(in millions, except for Members and Net Owner Growth)

	Twelve months ended March 31,
	2021	2020
Total members	327,880	328,217
Net Owner Growth (NOG)	(337)	16,603
Net Owner Growth % (NOG%)	(0.1)%	5.3%

	Three Months Ended March 31,
	2021	2020
Club management revenue	$27	$25
Resort management revenue	18	19
Resort and club management revenues	45	44
Club management expense	5	7
Resort management expense	3	5
Resort and club management expenses	8	12
Resort and club management profit	$37	$32
Resort and club management profit margin	82.2%	72.7%

HILTON GRAND VACATIONS INC.

RENTAL AND ANCILLARY PROFIT DETAIL SCHEDULE

(in millions)

	Three Months Ended March 31,
	2021	2020
Rental revenues	$30	$47
Ancillary services revenues	2	5
Rental and ancillary services revenues	32	52
Rental expenses	29	32
Ancillary services expense	2	5
Rental and ancillary services expenses	31	37
Rental and ancillary services profit	$1	$15
Rental and ancillary services profit margin	3.1%	28.8%

HILTON GRAND VACATIONS INC.

REAL ESTATE SALES AND FINANCING SEGMENT ADJUSTED EBITDA

(in millions)

	Three Months Ended March 31,
	2021	2020
Sales of VOIs, net	$33	$56
Sales, marketing, brand and other fees	53	106
Financing	37	44
Real estate sales and financing segment revenues	123	206
Cost of VOI sales	(3)	(14)
Sales and marketing	(82)	(157)
Financing	(13)	(13)
Marketing package stays	(3)	(8)
Share-based compensation	2	1
Other adjustment items	3	—
Real estate sales and financing segment adjusted EBITDA	$27	$15
Real estate sales and financing segment adjusted EBITDA profit margin	22.0%	7.3%

HILTON GRAND VACATIONS INC.

RESORT AND CLUB MANAGEMENT SEGMENT ADJUSTED EBITDA

(in millions)

	Three Months Ended March 31,
	2021	2020
Resort and club management	$45	$44
Rental and ancillary services	32	52
Marketing package stays	3	8
Resort and club management segment revenue	80	104
Resort and club management	(8)	(12)
Rental and ancillary services	(31)	(37)
Share-based compensation	—	—
Other adjustment items	1	—
Resort and club segment adjusted EBITDA	$42	$55
Resort and club management segment adjusted EBITDA profit margin	52.5%	52.9%